EXHIBIT 10.9

Summary Description of
Named Executive Officer Compensation

Effective as of August 4, 2014, the Compensation Committee of the Board of Directors of TETRA Technologies, Inc., which is responsible for compensation decisions relating to named executive officers of CSI Compressco GP Inc., approved the following annual base salary levels for certain of our current officers who are identified as named executive officers in this Annual Report on Form 10-K:

Name	Title	Base Salary
Timothy A. Knox	President	$400,000
Ronald J. Foster	Senior Vice President and Chief Marketing Officer	325,000
James P. Rounsavall	Chief Financial Officer, Treasurer and Secretary	240,000
Charles B. Benge	Vice President of Operations	240,000
Anthony D. Speer	Vice President of Manufacturing	190,000

Each named executive officer is eligible to participate in incentive programs generally available to salaried employees of CSI Compressco GP Inc., including health, life, disability and other insurance and benefits, 401(k) Plan, and vacation, paid sick leave, and other employee benefits.